WRITTEN CONSENT IN LIEU OF COMBINED
                  SPECIAL MEETING OF DIRECTORS AND SHAREHOLDERS

THE UNDERSIGNED, being all of the currently serving directors, the holder's, of a majority of the authorized, issued and outstanding voting capital stock of National Rehab Properties, Inc. (the "Corporation"). A corporation organized and operating under the Nevada General Corporation Act, Chapter 78, Nevada Revised Statutes ("Act"), pursuant to the permissive provisions thereof, and in compliance with the requirements of the Corporation's Articles of Incorporation and Bylaws, hereby take the following actions and adopt the following resolutions:

                             WITNESSETH:

RESOLVED, that the Corporation hereby authorizes the sale of 6,000,000 options to acquire the same number of shares of its common stock at a price of .00l per share to Christopher Astrom for $20,000 payable pursuant to the terms of a promissory note. The options have been granted for four years of service provided to the Corporation for no salary; and be it further
I
RESOLVED, that the Company's officers and directors be, and they are hereby authorized and empowered and directed to take all actions necessary, desirable or expedient to effect the foregoing.

DONE,  effective  this  lst  Day  of  March,  1999.

Signed,  Sealed  and  Delivered
In  Our  Presence                              Directors:

                              By:  s/s  Richard  Astrom,  Director
                              By:  s/s  Christopher  Astrom,  Director

                                   Shareholders:

                              By:  s/s  Richard  Astrom,  Shareholder
                              By:  s/s  Christopher  Astrom,  Shareholder
                              By:  s/s  Pamela  Astrom,  Shareholder
                              By:  s/s  Mark  Astrom,  Shareholder
                              By:  s/s  Rebecca  Astrom,  Shareholder
                              By:  s/s  Growth  International,  LTD, Shareholder
                              By:  s/s